Exhibit (n)(6)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus Supplement to the Registration Statement No. 333-203676 on Form N-2 of our reports dated March 2, 2015 relating to the consolidated financial statements of New Mountain Finance Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restructuring that occurred in 2014), and the effectiveness of New Mountain Finance Corporations’ internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 2, 2015 relating to the information of New Mountain Finance Corporation set forth under the heading “Senior Securities” appearing in the Registration Statement.

We also consent to the reference to us under the headings “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 22, 2015